Exhibit 10.1

AMENDMENT TO SETTLEMENT AGREEMENT

This AMENDMENT TO SETTLEMENT AGREEMENT (this “Amendment”) is made and entered into as of November 21, 2022, by and among AMMO, Inc., a Delaware corporation (the “Company”) and Steven F. Urvan and Susan T. Lokey (collectively with each of their respective Affiliates and Associates, the “Urvan Group”). The Company and each of the members of the Urvan Group are each herein referred to as a “party” and collectively, the “parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Settlement Agreement (as defined below) for such term.

WHEREAS, the parties previously entered into that certain Settlement Agreement, dated November 3, 2022 (the “Settlement Agreement”);

WHEREAS, pursuant to Section 1(c) of the Settlement Agreement, the Company shall convene the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) no later than December 15, 2022; and

WHEREAS, the parties desire to amend the Settlement Agreement to provide, among other things, that the Company shall convene the 2022 Annual Meeting no later than January 5, 2023.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	The first sentence of Section 1(c) of the Settlement Agreement is hereby deleted in its entirety and replaced with the following words: “The Company shall convene the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) no later than January 5, 2023.”

2.	A new Section 17(j) is hereby added to the Settlement Agreement as follows:

“Notwithstanding the indemnification obligations set forth in that certain Agreement and Plan of Merger by and among AMMO, Inc., SpeedLight Group I, LLC, Gemini Direct Investments, LLC, and Steven F. Urvan dated April 30, 2021 (“Merger Agreement”), including pursuant to Sections 1.38 and 9.2(e) thereof, and without waiving or modifying in whole or in part the Merger Agreement or the rights, responsibilities, terms and conditions set forth therein, the Company agrees to pay fees and costs incurred for legal services provided by Miller & Martin PLLC from January 12, 2022 through July 7, 2022, in relation to the case of GunBroker.com, LLC v. Tenor Capital Partners, LLC, 1:20-CV-00613 (N.D. Ga.) and the role of Mr. Urvan and his affiliates in such litigation, in an amount not to exceed $45,935.33. Further, in addition to the reimbursement under Section 12 of this Agreement, the Company agrees to promptly process and pay any reasonably incurred and properly documented expenses that were or will be incurred by Mr. Urvan or Ms. Lokey on behalf of the Company during the time period of their respective employments with the Company and in furtherance of their respective duties for the Company (including, in the case of Mr. Urvan, his duties as a director during such period), in a manner consistent with established Company reimbursement policies applied uniformly to all employees. Mr. Urvan and Ms. Lokey agree to not seek expense reimbursements from the Company for any reason not contemplated by the previous sentence or Section 12 of this Agreement.”

2. This Amendment modifies the Settlement Agreement only to the extent set forth herein. Except as specifically amended by this Amendment, the Settlement Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. In the event of any conflict between the terms of this Amendment and the Settlement Agreement, this Amendment shall control.

3. This Amendment, and any disputes arising out of or related to this Amendment (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles.

4. This Amendment may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

5. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first above written.

AMMO, INC.

By:	/s/ Fred Wagenhals
Name:	Fred Wagenhals
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT TO SETTLEMENT AGREEMENT

STEVEN F. URVAN

By:	/s/ Steven F. Urvan

SUSAN T. LOKEY

By:	/s/ Susan T. Lokey

SIGNATURE PAGE TO AMENDMENT TO SETTLEMENT AGREEMENT